INDEPENDENT AUDITORS' CONSENT


Blue and White Funds Trust:

We consent to (a) the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-92008 of Blue and White Funds Trust on Form N-1A of our report dated October 14, 2002 appearing in the Financial Statements which are included in the Statement of Additional Information of such Registration Statement, (b) the reference to us under the heading "Independent Accountants" in such Statement of Additional Information, which is a part of such Registration Statement, and (c) the reference to us under the heading "Independent Auditors" in the Prospectus.

DELOITTE & TOUCHE LLP

Los Angeles, California
October 21, 2002